UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – June 23, 2014 (June 19, 2014)

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 19, 2014, the Compensation Committee of the Board of Directors of Extended Stay America, Inc. (the “Company”) adopted the Extended Stay America, Inc. Executive Severance Plan (the “Plan”) to provide severance benefit protections to officers of the Company and its subsidiaries holding the corporate title of vice president or higher. Any employee who is a party to an employment agreement with the Company or any of its affiliates will not be eligible to participate in the Plan for so long as such employment agreement is in effect.

The Plan provides that in the event a participant is terminated without Cause (as defined in the Plan) or by a participant for Good Reason (as defined in the Plan), the participant shall be entitled to the following payments and benefits (collectively, the “Severance Benefits”), subject to the participant’s execution and delivery of a release of claims:

(i)	a cash payment equal to the sum of (A) the multiple of the participant’s annual base salary in effect immediately prior to the date of termination (“Annual Base Salary”) as set forth in the table below, and (B) the multiple of the participant’s target annual bonus for the year in which termination occurs (“Target Bonus”) as set forth in the table below, payable in a single lump sum within sixty (60) days following the date of termination;

Level	Base Severance
Chief Executive Officer	1.5 X Annual Base Salary and Target Bonus
Executive Vice President and above	1.0 X Annual Base Salary and Target Bonus
Senior Vice President	1.0 X Annual Base Salary
Vice President	0.5 X Annual Base Salary

(ii)	continued eligibility to participate in the group health plans of the participant’s employer pursuant to COBRA, provided, that, for 12 months (6 months for a vice president) following the date of termination, the participant shall be responsible for the payment of the portion of the costs associated with such continuation health coverage equal to the amount paid by an active employee for similar coverage and the participant’s employer shall pay the balance of the cost for such coverage, provided, further, that the employer’s obligation to pay such balance shall cease if the participant becomes eligible to receive group health benefits under a program of a subsequent employer or otherwise; and

(iii)	payment for executive outplacement services provided by a firm to be determined by the Company in its sole discretion for a period of 6 months following the date of termination.

Each participant’s participation in the Plan and the receipt of Severance Benefits is conditioned upon the participant’s execution and delivery of a participation agreement (a “Participation Agreement”) to his or her employer. Pursuant to the terms of the Participation Agreement, the participant acknowledges and agrees (i) not to disclose confidential information at any time; (ii) to be bound a noncompetition and nonsolicitation restrictions during employment and for the one-year period following the date of termination and (iii) not to disparage the Company or its affiliates at any time.

The foregoing description of the Plan and the Participation Agreement is a summary of material terms and is qualified in its entirety by reference to the full text of the Plan and Participation Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Extended Stay America, Inc. Executive Severance Plan

10.2	Form of Participation Agreement under the Extended Stay America, Inc. Executive Severance Plan (Employees of ESA Management, LLC)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: June 23, 2014	By:	/s/ Ross W. McCanless
Name: Ross W. McCanless
Title: Chief Legal Officer and General Counsel

ESH HOSPITALITY, INC.

Date: June 23, 2014	By:	/s/ Ross W. McCanless
Name: Ross W. McCanless
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Extended Stay America, Inc. Executive Severance Plan

10.2	Form of Participation Agreement under the Extended Stay America, Inc. Executive Severance Plan (Employees of ESA Management, LLC)